UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2007

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

(Exact name of registrant as specified in charter)

New Jersey	2-27018	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
505 Main Street, Hackensack, New Jersey		07601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2007, the Board of Trustees (the “Board”) of First Real Estate Investment Trust of New Jersey (the “Trust”) elected David F. McBride and Robert S. Hekemian, Jr. to serve as members of the Board, each for a term ending at the Trust’s next annual meeting of shareholders.  As of the date of this report, there has been no determination made as to the committees of the Board to which the new Trustees may be named.  Additionally, each Trustee shall be entitled to such fees and other compensation paid to all Trustees generally by the Trust and which has been previously disclosed in the Trust’s prior filings with the Securities and Exchange Commission (“SEC”).

Mr. McBride brings with him over 30 years of diversified real estate experience to the Board.  He is currently Chairman of the Board of the Saddle River Valley Bank, a federally chartered community bank, a Partner in the law firm of Harwood Lloyd, LLC, specializing in real estate matters, and is the Chief Executive Officer of McBride Enterprises, Inc., a family owned real estate company.  Mr. McBride was also instrumental in forming the Keystone Property Trust (NYSE) and served as its Chairman of the Board until its sale to ProLogis for $1.6 billion in 2004.

Mr. Hekemian has been involved in real estate activities for over 25 years and currently serves as President of Hekemian & Co., Inc. (“Hekemian and Co.”), a diversified real estate development and management company located in Hackensack, New Jersey.  Mr. Hekemian is principally responsible for identifying real estate acquisitions and evaluating the performance of the real estate properties managed by Hekemian & Co. with a view toward maintaining or altering management and/or leasing strategies.  Mr. Hekemian also serves on the Boards of Directors of the Oritani Savings Bank, the New York Philharmonic and the Bergen Community College Foundation.  He is a Member of the Board of Governors, Hackensack University Medical Center, and a Trustee of the Hackensack University Medical Center Foundation.

Reference is made to the information which has been included in Exhibit 99.1, attached hereto, with respect to certain relationships and related party transactions.  Such information has been excerpted from the Trust’s Proxy Statement, which was filed with the SEC on February 28, 2007.  It should be noted that references therein made to the members of the immediate family of Robert S. Hekemian, father of Robert S. Hekemian, Jr., should be read to include Robert S. Hekemian, Jr.  Robert S. Hekemian is the Chairman of the Board and Chief Executive Officer of the Trust, and Hekemian & Co. serves as Managing Agent of the Trust.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

Article VII, Section 7.2 of the Trust’s Declaration of Trust provides that the Declaration of Trust may be amended by a two-thirds vote of all of the Trustees.  Effective May 15, 2007, the Board unanimously amended Article IV, Section 4.6 of the Declaration of Trust to clarify the provisions thereof authorizing the Trustees to fill vacancies on the Board to specifically provide that the Trustees may fill a vacancy resulting from the creation of a new trusteeship and the period during which any such newly elected Trustee may hold office.  The text of the amendment to the Declaration of Trust has been included in Exhibit 3.1, attached hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

3.1	Amendment to Declaration of Trust.

99.1	Certain Relationships and Related Party Transactions, excerpted from the Proxy Statement, filed with the SEC on February 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT
TRUST OF NEW JERSEY
(Registrant)
	By:	/s/ Robert S. Hekemian
Robert S. Hekemian
Chairman of the Board
Date: May 21, 2007

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to Declaration of Trust.

99.1	Certain Relationships and Related Party Transactions, excerpted from the Proxy Statement, filed with the SEC on February 28, 2007.

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